SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2005

CABLEVISION SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation)

1-14764	11-3415180
(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation)

1-9046	11-2776686
(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714

(Address of Principal Executive Offices)

Registrants’ telephone number, including area code:

(516) 803-2300

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 21, 2004, the Company’s Rainbow DBS subsidiary entered into a contract (the “Contract”) with Lockheed Martin Commercial Space Systems for the construction of up to five satellites designed to use Ka-band licenses obtained by Rainbow DBS in connection with its VOOM satellite television business.  The Company has previously announced its decision to shut down the satellite television distribution business of Rainbow DBS.  On June 1, 2005, the Company entered into an amendment to the Contract pursuant to which all activities under the Contract are suspended, other than certain minimal non-recurring work which may be mutually agreed by the parties and which will not result in any additional payment obligations by Rainbow DBS.  Rainbow DBS will have the right, in its sole discretion, to terminate or restart activity under the Contract.  Its decision must be made on or before November 21, 2005.  Unless Rainbow DBS decides to restart activity under the Contract (either in its current form or in a modified form) Rainbow DBS will not be required to make any further on-going payments to Lockheed Martin (other than in respect of currently outstanding payables) or incur any increase in its termination liability.

Item 2.05.  Costs Associated with Exit or Disposal Activities

In connection with the shutdown of the Company’s Rainbow DBS distribution business, the Company anticipates incurring significant costs relating to early termination of various contracts, other contractual obligations, employee termination benefits and other costs.  These costs are currently estimated to range from $100 million to $130 million.  The current estimated range of costs associated with our shutdown and exit from the Rainbow DBS distribution business is based on facts and assumptions currently known to us, but actual future shutdown and exit related costs may deviate from the current range of estimate and such deviations could be significant.  The estimated shutdown costs do not include the settlement of liabilities of the Rainbow DBS distribution business recorded on our balance sheet at March 31, 2005 of $45.8 million.  The Company does not expect the shutdown costs to have a material impact on its liquidity position as it is expected that these costs will be funded by the proceeds from the sale of the Rainbow 1 direct broadcast satellite to Echostar for $200 million.

Item 8.01.  Other Events

This Form 8-K hereby amends the combined Annual Report on Form 10-K as separately filed by Cablevision Systems Corporation and CSC Holdings, Inc. (collectively with Cablevision, the “Company”), as originally filed with the Securities and Exchange Commission (“SEC”) on March 16, 2005 (the “Original Filing”) to reclassify the transactions discussed in Note 23 of the Notes to Consolidated Financial Statements as assets and liabilities held for sale on the consolidated balance sheets and as discontinued operations in the consolidated statements of operations for all periods presented and to reflect changes to our reportable segments in Note 20.

This Form 8-K only amends and reclassifies Items 6, certain sections of Item 7 and Item 8 of the Original Filing, in each case, solely as a result of, and to reflect the reclassifications discussed above, and no other Items in the Original Filing are amended hereby. In addition, pursuant to rules of the SEC, Item 15 of Part IV of the Original Filing has been amended to contain the consents of the Company’s independent registered public accounting firm.  The consents of the Company’s independent registered public accounting firm are attached to this Form 8-K as Exhibit 99.4 and Exhibit 99.5.

On May 9, 2005, Madison Square Garden and Time Warner reached a multiyear agreement on key rate and positioning terms for carriage of MSG Network and FSN New York.  Time Warner is now carrying MSG Network and FSN New York, and the parties are working on the definitive documentation reflecting the May 9, 2005 agreement.  There can be no assurance that the parties will be able to conclude a definitive written document.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

10.56

Contract, dated November 21, 2004 between Lockheed Martin Corporation, acting through Lockheed Martin Commercial Space Systems and Rainbow DBS Company LLC.  (Confidential portions of this Exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

10.56.1	Letter agreement amending the contract dated November 21, 2004 between Lockheed Martin Corporation, acting through Lockheed Martin Commercial Space Systems and Rainbow DBS Company LLC.

12.1	Computation of Earnings to Fixed Charges.

99.1	Selected Financial Data comprising Item 6 of Annual Report on Form 10-K as of and for the year ended December 31, 2004.

99.2

The following sections of Management’s Discussion and Analysis of Financial Condition and Results of Operations comprising Item 7 of Annual Report on Form 10-K as of and for the year ended December 31, 2004:

Summary
Critical Accounting Policies
Certain Transactions
Results of Operations – Cablevision Systems Corporation
Results of Operations – CSC Holdings, Inc.
Cash Flow Discussion

99.3	Financial Statements and Schedules comprising Item 8 of Annual Report on Form 10-K as of and for the year ended December 31, 2004.

99.4	Consent of Independent Registered Public Accounting Firm.

99.5	Consent of Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION

	By:	/s/ Michael P. Huseby
		Name:	Michael P. Huseby
		Title:	Executive Vice President and
Chief Financial Officer

Dated: June 3, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.

	By:	/s/ Michael P. Huseby
		Name:	Michael P. Huseby
		Title:	Executive Vice President and
Chief Financial Officer

Dated: June 3, 2005